UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

FORM Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34785 (Commission File Number)	20-4988129 (I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 1, 2016, FORM Holdings Corp. (the “Company”) prepaid in full its Amended and Restated Senior Secured Convertible Notes due June 2017 (the “Notes”). The Notes were originally issued in a registered direct offering on May 4, 2015 and were subsequently amended on March 9, 2016.

As required by the terms of the Notes, notice of prepayment was delivered to the holders of the Notes on June 30, 2016. The Company prepaid the Notes in full, including prepayment of the principal and accrued interest in the amount of approximately $2.0 million. If the Notes had not been prepaid in full, they would have matured on June 30, 2017. The Company used cash on hand for prepayment of the Notes. As a result of the prepayment in full of the Notes, all liens on the Company’s assets, including intellectual property, will be released by the noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORM Holdings Corp.

By:	/s/ Andrew D. Perlman
Name: Andrew D. Perlman
Title: Chief Executive Officer

Date: July 1, 2016